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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 1999 (except as to Note 15, which is as of March 15, 1999), which appears on page 18 of the annual report on Form 10-KSB of SI Diamond Technology, Inc. and subsidiaries for the year ended December 31, 1998, and to the reference to our Firm under the caption "Experts" in the Prospectus.




                                     WALLACE SANDERS & COMPANY



Dallas, Texas
June 22, 1999